Exhibit 15.3

Registered Office: 51 Reserve Road Telephone: +61 (0)8 9293 7449 Pickering Brook Facsimile: +61 (0)8 9293 7459 Western Australia 6076 E-Mail: info@piranmining.com.au ACN 120 266 999 Website: www.piranmining.com.au The Board of Directors of Randgold Resources Limited (the “Company”) March 28, 2017 Re: Consent Ladies and Gentlemen: I, Timothy Peters, do hereby consent to the reference of myself in the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 (the “Annual Report’) to which this consent is an exhibit, to any reference to Mr. Timothy Peters under the heading “Experts” in any registration statement into which the Annual Report is incorporated by reference, and to the citation and/or summarization of the reserve statement in the Annual Report as calculated by me for the Gounkoto underground ore reserves and Kibali underground ore reserves. Dated this 28lh day of March 2017. By: Name: Timothy Peters Title: Consultant 56361137.1 Piran mining pty ltd atf the T & A peters family trust abn 14 330 471 566